EXHIBIT 99.1

Quanex Announced State Court Denied Plaintiff's Request for Temporary Injunction On Its Merger With Gerdau S.A.

HOUSTON, March 14, 2008 (PRIME NEWSWIRE) -- Quanex Corporation (NYSE:NX), an industry-leading manufacturer of value-added engineered materials and components for the vehicular products and building products markets, announced today that the Harris County State District Court denied Momentum Partners' request for a temporary injunction of the Company's previously announced pending merger with a subsidiary of Gerdau S.A.

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Statements that use the words "expect," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company's future performance, please refer to the Company's most recent 10-K filing (December 15, 2007) under the Securities Exchange Act of 1934, in particular the section titled "Private Securities Litigation Reform Act" contained therein.

This press release may be deemed to be soliciting material relating to the proposed merger transaction between Quanex Corporation and a wholly owned subsidiary of Gerdau S.A. In connection with the proposed merger, Quanex will file a proxy statement and other relevant documents concerning the proposed merger with the SEC. Investors and securities holders of Quanex are urged to read the proxy statement when it becomes available because that document will contain important information about the proposed merger. The definitive proxy statement will be mailed to Quanex stockholders. Investors and security holders may obtain a copy of such documents free of charge from the SEC's website at www.sec.gov. Copies of such documents may also be obtained free of charge from Quanex's website at www.quanex.com.

For additional information about Quanex, visit its website at www.quanex.com.

CONTACT:  Quanex Corporation
          Financial Contact:
          Jeff Galow
            713/877-5327
          Media Contact:
          Valerie Calvert
            713/877-5305